UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2010

CRYOPORT, INC.
 (Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20382 Barents Sea Circle, Lake Forest, California	92630
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 14, 2010, CryoPort, Inc. (the “Registrant”) entered into definitive agreements in connection with the second close of a private placement of its securities to certain institutional and accredited investors (the “Investors”) that commenced in August 2010. In connection with the second closing of the private placement, the Registrant received aggregate gross proceeds of $583,000 (approximately $539,690 after cash offering expenses) pursuant to the Securities Purchase Agreements between the Registrant and each Investor (the “Purchase Agreements”) and the Registration Rights Agreement among the Registrant, Emergent Financial Group, Inc., and the Investors (the “Registration Rights Agreement”). The Registrant intends to use the proceeds for working capital purposes.

Pursuant to the Purchase Agreements executed in connection with the second closing, the Investors purchased an aggregate of 832,868 units (the “Units”), with each Unit consisting of (i) one share of common stock of the Registrant (“Common Stock”), and (ii) one warrant to purchase one share of Common Stock at an exercise price of $0.77 per share. The warrants are immediately exercisable and have a term of five years.

With respect to the first and second closings of the private placement, the Registrant raised net proceeds of approximately $3.6 million.

Emergent Financial Group, Inc. served as the Registrant’s placement agent in connection with the second closing of the private placement and received a customary fee of 7% of the aggregate gross proceeds received from the Investors in the second closing, plus reimbursement of expenses in the amount of $2,500, and was issued a warrant to purchase 116,602 shares of Common Stock, at an exercise price of $0.77 per share.

Pursuant to the Registration Rights Agreement, on October 19, 2010, the Registrant filed a registration statement on Form S-1 with the Securities and Exchange Commission registering the resale of the shares of Common Stock issued to the Investors in both closings and the shares of Common Stock underlying the warrants issued to the Investors and placement agents in both closings.

The foregoing summary of the terms and conditions of the Purchase Agreements, the Registration Rights Agreement and the warrants does not purport to be complete and is qualified in its entirety by reference to the full text of each of the aforementioned documents which were filed as exhibits to the above mentioned registration statement on Form S-1.

Item 3.02 Recent Sale of Unregistered Securities

The sale and issuance of the Units, the Common Stock, and the warrants was completed in accordance with the exemption provided by Rule 505 and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and/or Section 4(2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: October 20, 2010	By:	/s/ Larry G. Stambaugh

Larry G. Stambaugh Chief Executive Officer and Chairman